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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-81150, 333-04621, 333-02151, 333-60807,
33-32815, 333-44824, 333-68158, 333-96961, and 333-100709) of Cognex Corporation
of our report dated January 24, 2003 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 24, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2004